Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement

Adoption of the Cash Bonus Incentive Plan

On February 24, 2005, the Board of Directors (the “Board”) of Chesapeake Utilities Corporation (the “Company”) adopted the Cash Bonus Incentive Plan (the “Plan”). This Plan replaces the prior Cash Bonus Incentive Plan adopted in January of 1992.

The purposes of the Plan are (i) to further the long-term growth and earnings of the Company by providing incentives and rewards to those executive officers and other key employees of the Company and its subsidiaries who are in positions in which they can contribute significantly to the achievement of that growth; (ii) to encourage those employees to remain as employees of the Company and its subsidiaries; and (iii) to assist the Company and its subsidiaries in recruiting able management personnel.

Under the terms of the Plan, key employees of the Company and its subsidiaries are eligible to receive cash bonus awards based on performance, including cash bonus awards earned based on the attainment of pre-established performance goals. The Plan includes a non-exclusive list of performance criteria that the Committee can use to measure specific performance. The Plan terminates on December 31, 2014.

As previously reported in the Company’s Current Report on Form 8-K, dated January 19, 2005, the Company’s Compensation Committee on November 9, 2004, approved for 2005, target cash bonus awards for John R. Schimkaitis, Paul M. Barbas, Michael P. McMasters, Stephen C. Thompson and S. Robert Zola, each an executive officer of the Company. These awards will be administered under the terms of the Plan.

2005 Directors Compensation

On February 24, 2005, the Board reviewed the annual retainer and per meeting fees paid to its non-employee directors in 2004 and decided not to change these fees for 2005.

Accordingly, for 2005, the Chairman of the Board will be paid an annual cash retainer of $120,000 for his services and each of the other non-employee directors will receive an annual cash retainer of $12,000. Each non-employee director will also be paid a fee of $1,000 for each Board or committee meeting attended, except that, if a non-employee director attends more than one meeting on the same day, each additional meeting attended will be compensated at a rate of $500 per meeting.

On February 24, 2005, the Board of Directors adopted, and directed that the Company submit to shareholders for approval at the 2005 Annual Meeting, a new Directors Stock Compensation Plan (“DSCP”), which provides for the payment of additional compensation in the form of shares of Chesapeake common stock to non-employee directors for their services. For 2005, the Board of Directors has approved, subject to the approval of the DSCP at the 2005 Annual Meeting, (i) an award of 600 shares of common stock to each non-employee director and (ii) an award of 150 additional shares to each chairman of a committee of the Board of Directors. If the shareholders do not approve the DSCP, each non-employee director will be paid an amount equal to the value of the shares in cash.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 24, 2005, the Board of Directors approved, effective immediately, an amendment to Article III, Section 3.2, of the Company’s Bylaws to provide that no person age 72 or older shall be eligible to be elected as a director of the Company. Prior to this amendment, no person who had attained 75 was eligible for election as a director. A copy of the changes to the Bylaws is attached as Exhibit 3 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(c) Exhibit 3 — Changes to the Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael P. McMasters
—————————————
Michael P. McMasters
Senior Vice President and Chief Financial Officer

Date: March 2, 2005